NIKE, INC.
EMPLOYEE STOCK PURCHASE PLAN
(As amended as of September 8, 2026)
1.    Purpose of the Plan. NIKE, Inc. (the “Company”) believes that ownership of shares of its common stock by employees of the Company and its Participating Subsidiaries (as defined below) is desirable as an incentive to better performance and improvement of profits, and as a means by which employees may share in the rewards of growth and success. The purpose of the Company’s Employee Stock Purchase Plan (the “Plan”) is to provide a convenient means by which employees of the Company and Participating Subsidiaries may purchase the Company’s shares through payroll deductions and a method by which the Company may assist and encourage such employees to become share owners. The Company operates a Foreign Subsidiary Employee Stock Purchase Plan (as amended from time to time, the “Foreign ESPP”) pursuant to which selected groups of employees of the Company’s foreign subsidiaries (“Foreign Subsidiaries”) are provided a similar opportunity to purchase Company shares. Such groups of employees designated as participating groups for purposes of the Foreign ESPP are hereinafter referred to as “Participating Foreign ESPP Groups.”
2.    Shares Reserved for the Plan. As of September 8, 2026 there are 78,000,000 shares of the Company’s authorized but unissued or reacquired Class B Common Stock reserved for purposes of the Plan (which reflects an increase of 16,000,000 Shares from 62,000,000, the number of shares reserved under the Plan as of September 9, 2022). The number of shares reserved for the Plan is subject to adjustment in the event of any stock dividend, stock split, combination of shares, recapitalization or other change in the outstanding Class B Common Stock of the Company. The determination of whether an adjustment shall be made and the manner of any such adjustment shall be made by the Board of Directors of the Company (the “Board”), which determination shall be conclusive.
3.    Administration of the Plan. The Board has full power and authority to administer the Plan. Without limiting the foregoing, the Board has delegated to the Chief Human Resources Officer of the Company (or, if the officer who is the Company’s senior human resources executive shall have a title other than Chief Human Resources Officer, then such other officer) all authority for administration of the Plan and, in connection with such delegation and unless otherwise determined by the Board or required by applicable law, the Plan shall be administered by or under the direction of such officer (the “Authorized Officer”), who may delegate some or all of his or her duties and authority to one or more Company employees. Unless prohibited by applicable law, the Authorized Officer may promulgate rules and regulations for the operation of the Plan, adopt forms for use in connection with the Plan, and decide any question of interpretation of the Plan or rights arising thereunder. The Authorized Officer may consult with counsel for the Company on any matter arising under the Plan. Unless otherwise determined by the Board, all determinations and decisions of the Authorized Officer or the Board shall be conclusive.
4.    Eligible Employees. The Board hereby authorizes the purchase of shares of Class B Common Stock pursuant to the Plan by employees of the Company and of each corporate subsidiary of the Company, but has delegated to the Authorized Officer the authority to designate from time to time those “subsidiary corporations” (within the meaning of Section 424(f) of the Internal Revenue Code of 1986, as amended (the “Code”)) of the Company which shall be participants in the Plan (each such participating subsidiary being hereinafter called a “Participating Subsidiary”). All Eligible Employees (as defined below) of the Company and all Eligible Employees of each Participating Subsidiary are eligible to participate in the Plan. An “Eligible Employee” is an employee of the Company or a Participating Subsidiary who has been employed by the Company or a Participating Subsidiary for at least one full month prior to the Offering Date (as defined below) excluding, however, (a) any employee whose customary employment is less than 20 hours per week and (b) any employee who would, after a purchase of shares under the Plan, own or be deemed (under Section 424(d) of the Code) to own stock (including stock subject to any outstanding options held by the employee) possessing 5 percent or more of the total combined voting power or value of all classes of stock of the Company or any parent or subsidiary of the Company. Employee status shall be determined consistent with Treasury Regulation Section 1.421-1(h). The Board and Authorized Officer shall have the sole discretion to determine whether an individual satisfies the definition of Eligible Employee under this paragraph 4, in a manner consistent with Section 423 of the Code, and any such determination shall be final and binding on all parties. Notwithstanding the foregoing, any individual retroactively determined to be an Eligible Employee by the Company, a court, or a governmental agency will be permitted to participate only prospectively from the date of such determination. All participants granted options pursuant to an Offering (as defined below) shall have the same rights and privileges within the meaning of Section 423(b)(5) of the Code.
5.    Offerings.
(a)    Offering and Purchase Dates. The Plan shall be implemented by a series of six-month offerings (the “Offerings”), with a new Offering commencing on April 1 and October 1 of each year. Each Offering commencing on April 1 of any year shall end on September 30 of that year, and each Offering commencing on October 1 of any year shall end on March 31 of the following year. The first day of each Offering is the “Offering Date” for that Offering and the last day of each Offering is the “Purchase Date” for that Offering.

(b)    Grants; Limitations. On each Offering Date, each Eligible Employee shall be granted an option under the Plan to purchase shares of Class B Common Stock on the Purchase Date for the Offering for the price determined under paragraph 7 of the Plan exclusively through payroll deductions authorized under paragraph 6 of the Plan, unless the Board or the Authorized Officer determines that an alternative form of contributions may be used; provided, however, that (i) no option shall permit the purchase of more than 500 shares, and (ii) no option may be granted under the Plan that would allow an employee’s right to purchase shares under all stock purchase plans of the Company and its parents and subsidiaries to which Section 423 of the Code applies to accrue at a rate that exceeds $25,000 of fair market value of shares (determined at the date of grant) for each calendar year in which such option is outstanding.
6.    Participation in the Plan.
(a)    Initiating Participation. An Eligible Employee may participate in an Offering under the Plan by submitting to the Company or its agent a subscription and payroll deduction authorization in the form specified by the Company. The subscription and payroll deduction authorization must be submitted no later than the “Subscription Deadline,” which shall be a number of days prior to the Offering Date with the exact number of days being established from time to time by the Authorized Officer by written notice to Eligible Employees. Once submitted, a subscription and payroll deduction authorization shall remain in effect unless amended or terminated, and upon the expiration of an Offering the participants in that Offering will be automatically enrolled in the new Offering starting the following day. The payroll deduction authorization will authorize the employing corporation to make payroll deductions in an amount designated by the participant from each of the participant’s paychecks during the Offering. The designated amount to be deducted from each paycheck must be a whole percentage of not less than one percent or more than 10 percent of the participant’s Compensation (as defined below) for the period covered by the paycheck; provided, however, that the amount actually deducted from any paycheck shall not exceed the amount remaining after deduction of all other required or elective withholdings and deductions from that paycheck. If payroll deductions are made by a Participating Subsidiary, that corporation will promptly remit the amount of the deductions to the Company.
(b)    Definition of Compensation. “Compensation” means amounts received by the participant from the Company or Participating Subsidiary to the extent that the amounts are subject to federal income tax withholding on wages under Section 3401(a) of the Code, determined without regard to any limitations based on the nature or location of the employment or the services performed, and adjusted as follows:
(i)    Before-tax contributions to a non-qualified deferred compensation arrangement, contributions to a plan qualified under Section 401(k) of the Code, and any amounts set aside by the participant from otherwise taxable pay under a welfare benefit plan qualified under Section 125 of the Code or for qualified transportation fringe benefits under Section 132 of the Code shall be included.
(ii)    Taxable expense reimbursements, any amount paid in lieu of unused paid-time off (before or after termination of employment), moving expenses, welfare benefits, payments from a nonqualified deferred compensation plan, amounts realized from the exercise of a stock option, settlement of restricted stock units, lapse of restrictions on restricted property or from any other equity incentive award, payments made in any form under the Company’s Long Term Incentive Plan (or similar long term incentive arrangements maintained by a Participating Subsidiary), and adjustments for overseas employment (other than any transfer premium) shall be excluded.
(c)    Amending Participation. After a participant has begun participating in the Plan by initiating payroll deductions, the participant may amend the payroll deduction authorization (i) once during any Offering to decrease the amount of payroll deductions, and (ii) effective for the first paycheck of a new Offering to either increase or decrease the amount of payroll deductions. A request for a decrease in payroll deductions during an Offering must be submitted to the Company in the form specified by the Company no later than the Change Deadline (as defined below) for that Offering, and shall be effective for any paycheck only if the request is received by the Company at least 10 business days prior to the payday for that paycheck or by such other deadline as established by the Authorized Officer. A request for an increase or decrease in payroll deductions effective for the first paycheck of a new Offering must be submitted to the Company in the form specified by the Company no later than the Subscription Deadline for the new Offering. In addition, if the amount of payroll deductions from any participant during an Offering exceeds the maximum amount that can be applied to purchase shares in that Offering under the limitations set forth in paragraph 5(b) above, then (x) payroll deductions from the participant shall cease and all such excess amounts shall be refunded to the participant, and (y) payroll deductions from the participant shall restart as of the commencement of the next Offering at the rate set forth in the participant’s then effective payroll deduction authorization.
(d)    Terminating Participation. After a participant has begun participating in the Plan by initiating payroll deductions, the participant may terminate participation in the Plan by notice to the Company in the form specified by the Company. To be effective to terminate participation in an Offering, a notice of termination must be submitted no later than the “Change Deadline,” which shall be a number of days prior to the Purchase Date for that Offering with the exact number of days being established from time to time by the Authorized Officer by written notice to participants. Participation in the Plan shall also terminate when a participant ceases to be an Eligible Employee for any reason, including death or retirement; provided, however, that for purposes of the Plan, a participant’s status as an Eligible Employee shall be considered to be continuing intact while such participant is on military leave, sick leave, or other bona fide leave of absence approved by the Company; provided further, however, that if such period of leave of absence exceeds three months, and the participant’s right to reemployment is not provided either by statute or by contract, the participant’s status as an Eligible Employee shall be deemed to have terminated on the first day immediately following such three-month period. Unless otherwise determined by the Authorized Officer (on a uniform and non-discriminatory basis), a transfer of a participant’s employment between or among the Company and/or the Participating Subsidiaries shall not be considered a termination of employment. A participant may not reinstate participation in the Plan with respect to a particular Offering after terminating participation in the Plan with respect to that Offering. Upon termination of a participant’s participation in the Plan, all amounts deducted from the participant’s Compensation and not previously used to purchase shares under the Plan shall be returned to the participant.
7.    Option Price. The price at which shares shall be purchased in an Offering shall be the lower of (a) 85% of the fair market value of a share of Class B Common Stock on the Offering Date of the Offering or (b) 85% of the fair market value of a share of Class B Common Stock on the Purchase Date of the Offering. The fair market value of a share of Class B Common Stock on any date shall be the closing price of the Class B Common Stock on the New York Stock Exchange on such date or, if such date is not a trading day, then on the first immediately preceding trading day prior to such date; provided that if the Class B Common Stock is not traded on the New York Stock Exchange, then the fair market value of a share of Class B Common Stock will be such other reported value of the Class B Common Stock as shall be specified by the Board.
8.    Purchase of Shares. All amounts withheld from the Compensation of a participant shall be credited to his or her account under the Plan. No interest will be paid on such accounts, unless otherwise determined by the Authorized Officer or required under applicable law. On each Purchase Date, the amount of the account of each participant will be applied to the purchase of shares (including fractional shares) by such participant from the Company at the price determined under paragraph 7 above. Any cash balance remaining in a participant’s account after a Purchase Date as a result of the limitations set forth in paragraph 5(b) above shall be repaid to the participant.
9.    Delivery and Custody of Shares. Shares purchased by participants pursuant to the Plan will be delivered to and held in the custody of such investment or financial firm (the “Custodian”) as shall be appointed by the Authorized Officer. The Custodian may hold in nominee or street name certificates for shares purchased pursuant to the Plan, and may commingle shares in its custody pursuant to the Plan in a single account without identification as to individual participants. By appropriate instructions to the Custodian, a participant may from time to time sell all or part of the shares held by the Custodian for the participant’s account at the market price at the time the order is executed. If a participant desires to sell all of the shares in his or her account, the Custodian or the Company will purchase any fraction of a share in the account at the same price per share that the whole shares are sold on the market. By appropriate instructions to the Custodian, a participant may obtain (a) transfer into the participant’s own name of all or part of the whole shares held by the Custodian for the participant’s account and delivery of such whole shares to the participant, or (b) transfer of all or part of the whole shares held for the participant’s account by the Custodian to a regular individual brokerage account in the participant’s own name, either with the firm then acting as Custodian or with another firm; provided, however, that no shares may be transferred under (a) or (b) until two years after the Offering Date of the Offering in which the shares were purchased.
10.    Records and Statements. The Custodian will maintain the records of the Plan. As soon as practicable after each Purchase Date each participant will receive a statement showing the activity of his or her account since the preceding Purchase Date and the balance on the Purchase Date as to both cash and shares. Participants will be furnished such other reports and statements, and at such intervals, as the Authorized Officer shall determine from time to time.
11.    Expense of the Plan. The Company will pay all expenses incident to operation of the Plan, including costs of record keeping, accounting fees, legal fees, commissions and issue or transfer taxes on purchases pursuant to the Plan, on dividend reinvestments and on delivery of shares to a participant or into his or her brokerage account. Unless otherwise provided by the Board or the Authorized Officer in its discretion, the Company will not pay expenses, commissions or taxes incurred in connection with sales of shares by the Custodian at the request of a participant. Expenses to be paid by a participant will be deducted from the proceeds of sale prior to remittance.
12.    Rights Not Transferable. The right to purchase shares under this Plan is not transferable by a participant, and such right is exercisable during the participant’s lifetime only by the participant. Upon the death of a participant, any cash withheld and not previously applied to purchase shares, together with any shares held by the Custodian for the participant’s account shall be transferred to the persons entitled thereto under the laws of the state of domicile of the participant upon a proper showing of authority.

13.    Dividends and Other Distributions; Reinvestment. Stock dividends and other distributions in shares of Class B Common Stock of the Company on shares held by the Custodian shall be issued to the Custodian and held by it for the account of the respective participants entitled thereto. Cash distributions other than dividends, if any, on shares held by the Custodian will be paid currently to the participants entitled thereto. Cash dividends, if any, on shares held by the Custodian may be reinvested in Class B Common Stock on behalf of the participants entitled thereto. The Custodian shall establish a separate account for each participant for the purpose of holding any shares acquired through reinvestment of participants’ dividends. On each dividend payment date, the Custodian shall receive from the Company the aggregate amount of dividends payable with respect to all shares held by the Custodian for participants’ accounts under the Plan. As soon as practicable thereafter, the Custodian shall use such portion of the funds designated for reinvestment to purchase shares of Class B Common Stock in the public market, and shall then allocate such shares (including fractional shares) among the dividend reinvestment accounts of the participants pro rata based on the amount of dividends reinvested for such participants. For those participants receiving cash dividends, the Custodian shall allocate the remainder of such funds among the accounts of such participants pro rata based upon the amount of dividends received. A participant may sell or transfer shares in the participant’s dividend reinvestment account in accordance with paragraph 9 above, except that there shall be no holding period required for a transfer from a dividend reinvestment account.
14.    Voting and Shareholder Communications. In connection with voting on any matter submitted to the shareholders of the Company, the Custodian will cause the shares held by the Custodian for each participant’s accounts to be voted in accordance with instructions from the participant or, if requested by a participant, furnish to the participant a proxy authorizing the participant to vote the shares held by the Custodian for his or her accounts. Copies of all general communications to shareholders of the Company will be sent to participants in the Plan.
15.    Tax Withholding. Each participant who has purchased shares under the Plan shall immediately upon notification of the amount due, if any, pay to the Company in cash amounts necessary to satisfy any applicable federal, state and local tax or other withholding determined by the Company to be required. If the Company determines that additional withholding is required beyond any amount deposited by the participant, the participant shall pay such amount to the Company on demand. If the participant fails to pay the amount demanded, the Company, in its discretion, may (i) withhold that amount from other amounts payable by the Company or any subsidiary of the Company to the participant, including salary, (ii) withhold shares otherwise issuable following a Purchase Date have an aggregate fair market value to pay the withholding taxes that remain due, or (iii) withhold from proceeds of the sale of the shares issued following the Purchase Date, either through a voluntary sale or a mandatory sale arranged by the Company, in all cases subject to applicable law.
16.    Responsibility and Indemnity. Neither the Company, the Board, the Custodian, any Participating Subsidiary, any Foreign Subsidiary, nor any member, officer, agent, or employee of any of them, shall be liable to any participant under the Plan for any mistake of judgment or for any omission or wrongful act unless resulting from gross negligence, willful misconduct or intentional misfeasance. The Company will indemnify and save harmless the Board, the Custodian and any such member, officer, agent or employee against any claim, loss, liability or expense arising out of the Plan, except such as may result from the gross negligence, willful misconduct or intentional misfeasance of such entity or person.
17.    Conditions and Approvals. The obligations of the Company under the Plan shall be subject to compliance with all applicable state and federal laws and regulations, compliance with the rules of any stock exchange on which the Company’s securities may be listed, and approval of such federal and state authorities or agencies as may have jurisdiction over the Plan or the Company or any Participating Subsidiary. The Company will use its best effort to comply with such laws, regulations and rules and to obtain such approvals.
18.    Amendment of the Plan. Unless otherwise determined by the Board, the Board or the Authorized Officer may from time to time amend the Plan in any and all respects; provided, however, that only the Board may change (a) the number of shares reserved for purposes of the Plan, (b) the purchase price of shares offered pursuant to the Plan, (c) the terms of paragraph 5 above, or (d) in paragraph 6(a) above the maximum percentage of a participant’s Compensation that may be deducted from a participant’s paycheck during an Offering. Notwithstanding the foregoing, the Board may not without the approval of the shareholders of the Company increase the number of shares reserved for purposes of the Plan (except for adjustments authorized in paragraph 2 above) or decrease the purchase price of shares offered pursuant to the Plan.
19.    Termination of the Plan. The Plan shall terminate when all of the shares reserved for purposes of the Plan have been purchased, provided that (a) the Board or the Authorized Officer in their sole discretion may at any time terminate the Plan with respect to any Participating Subsidiary, without any obligation on account of such termination, except as set forth in the following sentence, and (b) the Board in its sole discretion may at any time terminate the Plan completely, without any obligation on account of such termination, except as set forth in the following sentence. Upon any such termination, the cash and shares, if any, held in the accounts of each participant to whom the termination applies shall forthwith be distributed to the participant or to the participant’s order, provided that if prior to such termination, the Board and shareholders of the Company shall have adopted and approved a substantially similar plan, the Board may in its discretion determine that the accounts of each participant under this Plan to whom the termination applies shall be carried forward and continued as the accounts of such participant under such other plan, subject to the right of any participant to request distribution of the cash and shares, if any, held for his or her accounts.
20.    No Constraint on Corporate Action. Nothing contained in the Plan shall be construed to prevent the Company or any Participating Subsidiary from taking any corporate action (including the Company’s right or power to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, or to merge or consolidate, or dissolve, liquidate, sell, or transfer all or any part of its business or assets) which is deemed by it to be appropriate, or in its best interest, whether or not such action would have an adverse effect on the Plan, or any rights awarded participants under the Plan. No employee, beneficiary, or other person shall have any claim against the Company or any Participating Subsidiary as a result of any such action.
21.    Tax.
(a)    Tax Qualification. Although the Company may endeavor to (i) qualify an option for favorable tax treatment under the laws of the United States or (ii) avoid adverse tax treatment, the Company makes no representation to that effect and expressly disavows any covenant to maintain favorable or avoid unfavorable tax treatment, notwithstanding anything to the contrary in this Plan. The Company shall be unconstrained in its corporate activities without regard to the potential negative tax impact on participants under the Plan.
(b)    Separate Offerings. Unless otherwise determined by the Board or the Authorized Officer, each Offering to the Eligible Employees of the Company and of a Participating Subsidiary shall be deemed a separate Offering under the Plan, and the provisions of the Plan will separately apply to each such Offering. The terms of separate Offerings need not be identical provided that the terms of the Plan and an Offering together satisfy Section 423 of the Code.
22.    Governing Law. Except to the extent that provisions of this Plan are governed by applicable provisions of the Code or any other substantive provision of United States federal law, this Plan will be governed by and construed in accordance with the internal laws of the State of Oregon without giving effect to the conflict of laws principles thereof.
    5